UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 20, 2014

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2014, the Board of Directors (the “Board”) of Tangoe, Inc. (the “Company”) elected James D. Foy to serve as a class III director until the Company’s 2014 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified.

Mr. Foy will receive compensation for his board service as a non-employee director in the form of an annual cash retainer in the amount of $30,000, payable quarterly in arrears.  With respect to Mr. Foy’s service from March 20, 2014 through the Company’s 2014 Annual Meeting of Stockholders, the Company plans to grant to Mr. Foy under the Company’s 2011 Stock Incentive Plan a number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), equal to $25,000 divided by the closing price of the Common Stock on the NASDAQ Global Select Market on the grant date. The shares of restricted stock will vest in full on the earlier of June 5, 2014 and the date of the Company’s 2014 Annual Meeting of Stockholders, subject to Mr. Foy’s continued service as a director, and subject to full acceleration of vesting in the event of a change in control of the Company. In addition, in accordance with the Company’s non-employee director compensation policy, immediately following each Annual Meeting of Stockholders, Mr. Foy will receive, for so long as he continues to serve as a director, a grant of restricted stock for the number of shares equal to $125,000 divided by the closing price of the Common Stock on the NASDAQ Global Select Market on the grant date.

In addition, on March 20, 2014, Mr. Foy entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially identical to the form of indemnification agreement that the Company has entered into with its other directors who are not affiliated with principal stockholders of the Company and provides that the Company will indemnify Mr. Foy to the fullest extent permitted by law for claims arising in his capacity as a director, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against Mr. Foy, the Company is required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the form of indemnification agreement by and between the Company and each of Ronald W. Kaiser, Richard S. Pontin and Albert R. Subbloie, Jr., which is incorporated herein by reference to Exhibit 10.33 to the Registration Statement on Form S-1 (File No. 333-166123) filed by the Company with the Securities and Exchange Commission on April 16, 2010.

Item 9.01. Financial Statements and Exhibits.

(d)                Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: March 26, 2014	By:	/s/ Gary R. Martino
Gary R. Martino
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Form of Indemnification Agreement between the registrant and each of Ronald W. Kaiser, Richard S. Pontin and Albert R. Subbloie, Jr. (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form S-1 (File No. 333-166123) filed by the registrant on April 16, 2010)